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                                                                  EXHIBIT 6(b)
                               DISTRIBUTION AGREEMENT


     This Distribution Agreement is made as of this ____ day of ___________, 1997 by and between ST. CLAIR FUNDS, INC., a Maryland corporation (the "Fund"), and HUNTLEIGH FUND DISTRIBUTORS, INC., a Missouri corporation (the "Distributor").

     WHEREAS, the Fund is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain Huntleigh Fund Distributors, Inc. as distributor for the Fund's shares of common stock in the Fund's five separate portfolios, Munder S&P 500 Index Equity Fund, Munder S&P MidCap Index Equity Fund, Munder S&P SmallCap Index Equity Fund, Munder Foreign Equity Fund and the Munder Aggregate Bond Index Fund (individually, a "Portfolio" and collectively, the "Portfolios"), to provide for the sale and distribution of shares of the Portfolios (the "Shares"), and the Distributor is willing to render such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                             I.   DELIVERY OF DOCUMENTS

     The Fund has delivered to the Distributor copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

     (a) Resolutions of the Fund's Board of Directors authorizing the execution and delivery of this Agreement;

     (b) The Fund's Articles of Incorporation as filed with the State of Maryland Department of Assessments and Taxation on May 23, 1984;

     (c)  The Fund's By-Laws;

     (d) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

     (e) The Fund's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as filed with the SEC; and

     (f) The Fund's most recent Prospectus(es) and Statements of Additional Information and all amendments and supplements thereto (collectively, the "Prospectuses").

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                                 II.   DISTRIBUTION

     1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints Huntleigh Fund Distributors, Inc. as distributor of the Portfolios' Shares and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in Section 2. In the event that the Fund establishes one or more additional portfolios or classes of shares other than the Portfolios and the Shares with respect to which it decides to retain the Distributor to act as distributor hereunder, the Fund shall notify the Distributor in writing. If the Distributor is willing to render such services, it shall so notify the Fund in writing whereupon such portfolio and such shares shall become a Portfolio and Shares hereunder and shall be subject to the provisions of this Agreement, except to the extent that said provision is modified with respect to such portfolio or shares in writing by the Fund and the Distributor at the time.

     2.   SERVICES AND DUTIES.

     (a) The Fund agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares (whether authorized but unissued or treasury shares, in the Fund's sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. The Distributor shall devote appropriate efforts to effect sales of Shares of each of the Portfolios, but shall not be obligated to sell any certain number of Shares.

     (b) In all matters relating to the sale and redemption of Shares, the Distributor will act in conformity with the Fund's Articles of Incorporation, By-Laws and applicable Prospectuses and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations.

     (c) All Shares of the Portfolios offered for sale by the Distributor shall be offered for sale at a price per share (the "offering price") equal to their net asset value (determined in the manner set forth in the applicable Prospectuses). The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.

     (d) In consideration of its services hereunder and pursuant to the Shareholder Servicing Agreement dated ______________, 1997, the Fund shall pay to the Distributor a fee of 0.10 percent of the average daily net assets of the Funds.

     3.   SALES AND REDEMPTIONS.

     (a) The Fund shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be

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furnished by the Fund hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses which are not covered by insurance companies which have entered into participation agreements with the Fund.

     (b) The Fund shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the sale of the Shares in such states as the Distributor may designate to the Fund and the Fund may approve, and the Fund shall pay all filing fees which may be incurred in connection with such sales. The Distributor shall pay all other expenses incurred by the Distributor in connection with the sale of the Shares, except as otherwise specifically provided in this Agreement.

     (c) The Fund shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Portfolio at any time permitted by the 1940 Act or the rules of the SEC ("Rules").

     (d) The Fund reserves the right to reject any order for Shares, but will not do so arbitrarily or without reasonable cause.

                           III.  LIMITATIONS OF LIABILITY

     The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                               IV.   CONFIDENTIALITY

     The Distributor will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, to the Fund's prior or current shareholders and to those persons or entities who respond to the Distributor's inquiries concerning investment in the Fund, and, except as provided below, will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder. Any other use by the Distributor of the information and records referred to above may be made only after prior notification to and approval in writing by the Fund. Such approval shall not be unreasonably withheld and may not be withheld where: (i) the Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) the Distributor is requested to divulge such information by duly constituted authorities; or (iii) the Distributor is so requested by the Fund.

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                                V.   INDEMNIFICATION

     1. FUND REPRESENTATION. The Fund represents and warrants to the Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act, the 1940 Act, and the Rules thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of and with respect to the Distributor expressly for use in the Registration Statement or Prospectuses.

     2. THE DISTRIBUTOR REPRESENTATION. The Distributor represents and warrants to the Fund that it is duly organized as a Missouri corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

     3. FUND INDEMNIFICATION. The Fund, on behalf of each Portfolio, agrees that each Portfolio will indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act, the 1940 Act, other securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, the sales literature or other promotional material of the Fund or in any application or other document executed by or on behalf of a Portfolio, or arise out of or based upon, information furnished by or on behalf of a Portfolio, filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of, or are based upon any breach of or failure to perform any obligation of the Fund under the Participation Agreement of even date and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that neither the Fund nor any Portfolio shall be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor specifically for inclusion therein.

     A Portfolio shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross

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negligence in the performance of his duties, or his reckless disregard of his obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of Directors of the Fund who are neither "interested parties" of the Fund (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

     Each Portfolio shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he or she is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Portfolio shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party Directors of the Fund (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

     The obligations of each Portfolio under this subsection 3 shall be the several (and not joint or joint and several) obligation of each Portfolio.

     4. THE DISTRIBUTOR'S INDEMNIFICATION. The Distributor will indemnify, defend and hold harmless the Fund, each Portfolio, the Fund's several officers and Directors and any person who controls the Fund or any Portfolio within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations, warranties and agreements herein, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other documents executed by or on behalf of the Fund or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and Directors by or on behalf of the Distributor specifically for inclusion therein, and will reimburse the Fund, each Portfolio, the Fund's several officers and Directors, and any person who controls the Fund or any Portfolio within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

     5. GENERAL INDEMNITY PROVISION. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the

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indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

                           VI.  DURATION AND TERMINATION

     This Agreement shall become effective as of the date first above written, and, unless sooner terminated as provided herein, shall continue until _____________, 1998. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually by a vote of the majority of the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund and have no direct or indirect financial interest in the operation of the Plan, this Agreement, or in any agreement relating to the Plan (the "Plan Directors"), by vote cast in person at a meeting called for the purpose of voting on such approval; PROVIDED, HOWEVER, that this Agreement may be terminated with respect to any Portfolio by the Fund at any time, without the payment of any penalty, by vote of a majority of the Plan Directors or by a vote of a "majority of the outstanding voting securities" of such Portfolio on 60 days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

                         VII.  AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                   VIII.  NOTICES

     Notices of any kind to be given to the Fund hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Fund at 480 Pierce Street, Suite 300, Birmingham, Michigan 48009, Attention: Lee Munder, with a copy to Paul F. Roye, Esq., Dechert Price & Rhoads, 1500 K Street N.W., Washington, D.C. 20005-1208, or at such other address or to such individual as shall be so specified by the Fund to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to the Distributor at 10845 Olive Boulevard, Suite 100, St.

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Louis, MO 63141 Attention:  James Winkelman or at such other address or to such individual as shall be so specified by the Distributor to the Fund.

                                 IX.  MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland Law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the SEC thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                        ST. CLAIR FUNDS, INC.


                                        By:
                                             -----------------------------
                                             Name:     Lee P. Munder
                                             Title:    President



Attest:
          -------------------------


                                        HUNTLEIGH FUND DISTRIBUTORS, INC.


                                        By:
                                             -----------------------------
                                             Name:
                                             Title:



Attest:
          -------------------------

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